UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway,Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2025, Mark Gibson provided notice of his resignation, effective May 9, 2025, as Ivanhoe Electric Inc.’s (the “Company”) Chief Geophysics Officer and principal operating officer. On May 8, 2025, the Company’s Board of Directors appointed Glen Kuntz, the Company’s Senior Vice President, Mine Development, to succeed Mr. Gibson in the role of principal operating officer effective May 9, 2025.

Mr. Kuntz, 57, has served as our Senior Vice President, Mine Development since November 21, 2022, and prior to that was our Chief Technical and Innovation Officer since January 2022. In addition, he has served as Vice President of Mesa Cobre Corporation, one of our owned subsidiaries, since April 2022. Mr. Kuntz is a Qualified Person, Professional Geologist, and mining executive with over thirty years of experience focused on exploration, development and operations (underground and open pit), technology, and studies across a variety of commodities and mining types/methods throughout the Americas, Africa and Australia. Mr. Kuntz holds a Bachelor’s of Science in Geology from the University of Manitoba.

Additional information regarding Mr. Kuntz is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2025, in the paragraph appearing under the heading “Executive Officers – Glen Kuntz”, which paragraph is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: May 9, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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